Exhibit 99.1

Intrepid and CW Interests Announce Filing of Corporate-Sponsored SPAC Registration Statement

DENVER, CO; January 19, 2022 – Intrepid Potash, Inc. (NYSE:IPI) (“Intrepid” or “IPI”) announced today that one of its indirect subsidiaries, Intrepid Acquisition Corporation I (“IACI”), a newly formed special purpose acquisition company, filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering of its units. Intrepid and Three Two Seven Family Management, LLC d/b/a CW Interests (“CW Interests”), a private investment management company owned by Rad Weaver, are co-owners of the sponsor entity. Intrepid and CW Interests have 75% and 25% ownership stakes in the sponsor entity, respectively.

IACI intends to raise $200 million in the proposed offering through the sale of units consisting of IACI’s Class A common stock and warrants to purchase its Class A common stock. IACI also expects to grant the underwriters an option to purchase up to an additional $30 million of units in the proposed offering. Under the terms of the proposed public offering, the sponsor and IACI’s independent director nominees would own 20% of IACI’s issued and outstanding common stock upon the consummation of the offering.

IACI will be managed by a subset of Intrepid’s current management team.

IACI intends to list its units to be issued on the Nasdaq Global Market under the symbol “IACIU.” Each such unit will consist of one share of IACI’s Class A common stock and one-half of one redeemable warrant to purchase one share of IACI’s Class A common stock, which, once separated, are expected to trade under the ticker symbols “IACI” and “IACIW,” respectively.

Cowen and Intrepid Partners are acting as the joint book-running managers for the proposed offering. When available, copies of the prospectus related to the proposed initial offering by IACI may be obtained for free by visiting the SEC’s website at www.sec.gov or from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone at (833) 297-2926 or by email at postSaleManualRequests@broadridge.com.

A registration statement, including a prospectus, relating to the proposed offering has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sales of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

There can be no assurance the public filing of a registration statement on Form S-1 will result in any transaction or other action by IACI. None of Intrepid, CW Interests or IACI intends to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” for purposes of federal securities laws. IACI’s forward-looking statements include, but are not limited to, statements regarding IACI’s or IACI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example, statements about the proposed initial public offering of IACI, the amount of proceeds IACI expects to receive in the proposed offering, IACI’s ability to select an appropriate target business or businesses, IACI’s ability to complete its initial business combination and the ability of IACI’s current management team to maintain operational control over the post-initial business combination business and act as a long-term manager of its target asset or business. The forward-looking statements contained in this press release are based on IACI’s current expectations and beliefs concerning future developments and their potential effects on IACI. There can be no assurance that future developments affecting IACI will be those that IACI has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond IACI’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in IACI’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of IACI’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. IACI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Explanatory Note

While Intrepid Partners, LLC shares the name “Intrepid” with IACI, the shared name is coincidental. None of IACI, IPI, or other entities affiliated with IPI are affiliated with Intrepid Partners, LLC.

Intrepid Potash, Inc. Contact

Matt Preston, Chief Financial Officer
Phone: 303-996-3048
Email: matt.preston@intrepidpotash.com